Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 9, 2004, relating to the consolidated financial statements of Micro Therapeutics, Inc., which appear in the Micro Therapeutics, Inc. Annual Report on Form 10-KSB for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Orange County, California

July 1, 2004